Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,116,400)
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,596,630
Dividend Income	85,782
Interest Income	11,463
Total Income (Loss)	$2,577,475

Expenses
General Partner Management Fees	$20,636
Professional Fees	9,549
Brokerage Commissions	345
Directors' Fees and insurance	1,193
NYMEX License Fee	413
Total Expenses	32,136
Expense Waiver	(7,501)
Net Expenses	$24,635
Net Income (Loss)	$2,552,840

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/22	$32,639,445
Net Income (Loss)	2,552,840

Net Asset Value End of Month	$35,192,285
Net Asset Value Per Share (1,550,000 Shares)	$22.70

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596